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                                                                    EXHIBIT 5.1



                [MCGUIRE WOODS BATTLE & BOOTHE LLP LETTERHEAD]





                                June 15, 1995



Microdyne Corporation
3610 Eisenhower Avenue
Alexandria, Virginia 22304


                            Microdyne Corporation
                       Form S-3 Registration Statement


Gentlemen:

         We have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Microdyne Corporation, a Maryland corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, regarding 300,000 shares of the Company's common stock, $0.10 par value per share (the "Shares"). The Shares are being registered with the Securities and Exchange Commission on Form S-3 for the benefit of Mary Lou Cunningham as selling stockholder with respect to previously issued and outstanding shares of the Company's common stock to be received on or shortly after the dates hereof by Mary Lou Cunningham from Philip T. Cunningham.

         Based upon our review of the Company's Articles of Incorporation and Bylaws, it is our opinion that the Shares are legally issued, fully paid and nonassessable shares of common stock of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                   /s/ McGGUIRE WOODS BATTLE & BOOTHE LLP